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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements (File Numbers: 333-48812 and 333-54618).

/S/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 26, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS